EXHIBIT 3(i)(5)

                              CERTIFICATE OF MERGER
                                       OF
                               FAMOUS FIXINS, INC.
                            (a New York corporation)

                                      INTO

                       FAMOUS FIXINS HOLDING COMPANY, INC.
                            (a New York corporation)

               UNDER SECTION 905 OF THE BUSINESS CORPORATION LAW

      The undersigned, Jason Bauer and Peter Zorich, being respectively the Chairman of the Board and the Secretary of FAMOUS FIXINS HOLDING COMPANY, INC., a New York corporation, hereby certify:

      1. The name of the corporation to be merged is FAMOUS FIXINS, INC., a New York corporation.

            The name of the surviving corporation is FAMOUS FIXINS HOLDING COMPANY, INC.

      2. The designation and number of outstanding shares of each class of FAMOUS FIXINS, INC. are: common stock, par value $.001 per share, of which 4,237,039 shares are outstanding.

            Of the above shares of FAMOUS FIXINS, INC., the designation and number of outstanding shares of each class owned by FAMOUS FIXINS HOLDING COMPANY, INC. are: common stock, par value $.001 per share, of which 4,237,039 shares are outstanding.

      3. The date when the certificate of incorporation of FAMOUS FIXINS, INC., the merging corporation, was filed with the Department of State of the State of New York is the 29th day of November, 1995, as amended by the Certificate of Amendment filed with the Secretary of State of New York filed on January 23, 1998.

            The date when the certificate of incorporation of FAMOUS FIXINS HOLDING COMPANY, INC., the surviving corporation, was filed with the Department of State is the 19th day of June, 1998.

      4. The plan of merger of FAMOUS FIXINS, INC. into FAMOUS FIXINS HOLDING COMPANY, INC. was adopted by the Board of Directors of FAMOUS FIXINS HOLDING COMPANY, INC., which is the parent corporation.


      IN WITNESS WHEREOF, the undersigned have signed this certificate on the 3rd day of September, 1998 and we affirm the statements contained therein as true under penalties of perjury.


                                    FAMOUS FIXINS HOLDING COMPANY, INC.
                                    (a New York corporation)

                                    By:  /s/ Jason Bauer
                                       --------------------------------
                                         Jason Bauer
                                         Chairman of the Board

                                    By:  /s/ Peter Zorich
                                       --------------------------------
                                         Peter Zorich
                                         Secretary